LENDER IS A LICENSED FINANCE LENDER
LICENSE NUMBER CFL6031124

SECURED PROMISSORY NOTE

Los Angeles, California

Amount $500,000 Date: March 21, 2014

FOR VALUE RECEIVED, the receipt and adequacy of which is hereby acknowledged, LOCATION BASED TECHNOLOGIES, INC., a Nevada corporation, (hereinafter referred to as "Borrower"), promises to pay to the order of RFF FAMILY PARTNERSHIP, LP, a California Limited Partnership (hereinafter referred to as "Lender"), or to its order, on September 21, 2014, at 11661 San Vicente Boulevard, Suite 304, Los Angeles, California 90049 (or such other place as the Lender hereof may hereafter designate in writing), in immediately available funds and lawful money of the United States of America, without right to set-off or counterclaim, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000), together with all unpaid accrued interest thereon as specified herein.

1. **Interest**. Interest shall accrue on the outstanding unpaid principal balance on this Secured Promissory Note (hereinafter referred to as "Note") from the date hereof at the rate of THREE PERCENT (3 %) PER MONTH, subject to increase upon default as hereinafter provided. Interest accruing hereunder shall be payable monthly commencing on April 1, 2014, and continuing on the first day of each consecutive month thereafter, with time being of the essence. Interest accruing and payable under this Note shall be computed and applied on the basis of a 365 day year, actual days elapsed, with time being of the essence. Interest that is not received by Lender on the date such interest is due shall, at the sole discretion of Lender, be added to the principal balance monthly and shall from that date due bear interest at the rate provided in this Note.

2. **Late Charges**. If any payment provided for in this Note is not paid when due, it would be impracticable or extremely difficult to fix the actual damages resulting to Lender. Therefore, if any payment provided for in this Note is not paid when due Borrower agrees to pay to Lender a sum equal to TEN PERCENT (10%) of the payment as liquidated damages and not as a penalty, to compensate Lender for the expenses of administering the default. Only one late charge will be collected for each late payment, regardless of the period during which it remains in default.

3. **Fees, Costs, and Expenses**. Lender has waived all commitment/origination fees, costs, and expenses, including without limitation attorneys, administrative, and title insurance fees, incurred in connection with the investigation, negotiation, arrangement, and making of this Note and related loan documents.

4. **Payments**. Payments shall be applied first to fees, costs, expenses and sums other than principal and interest due to Lender, then to accrued and unpaid interest hereon, and the balance thereof, if any, to the outstanding principal balance hereof. THE AMOUNTS BORROWED MAY ONLY BE PREPAID AFTER THE FIRST THREE MONTHS OF PAYMENTS AND ONLY AFTER 30 DAYS WRITTEN NOTICE TO LENDER.

If Lender is required to pay, return, or restore to Borrower or any other person any amounts previously paid on the obligations because of any Insolvency Proceeding of Borrower or for any other reason, those obligations shall be reinstated and revived and the

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rights of Lender shall continue with regard to such amounts as though they had never been paid.

5. **Maximum Legal Rate - No Usury**. Notwithstanding any provision to the contrary contained in this Note, it is expressly provided that in no case or event shall the aggregate of (a) all interest on the unpaid balance of this Note, accrued or paid from the date hereof and (b) the aggregate of any other amounts accrued or paid pursuant to this Note, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this Note from the date hereof, ever exceed the maximum nonusurious rate of interest permitted on the execution date hereof by whichever of applicable California or United States laws permit the higher maximum nonusurious interest rate ("highest lawful rate"). In this connection, it is expressly understood and agreed that it is the intent of the Borrower and the Lender to contract in strict compliance with the applicable usury laws of the State of California and of the United States, whichever from time to time permit the higher rate of interest. In furtherance thereof, none of the terms of this Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the highest lawful rate. The Borrower or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this Note shall never be liable for interest in excess of the highest lawful rate. If, for any reason whatever, the interest paid or received on this Note during its full term produces a rate which exceeds the highest lawful rate, the Lender of this Note shall refund to the payor or, at the Lender's option, credit against the principal of this Note such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the highest lawful rate.

6. **Default/Acceleration**. Borrower shall be in default under this Note upon the occurrence of any of the following events, which shall be referred to in this Note as an "Event of Default":

(a) There is a failure to make any payment when due under this Note.

(b) Borrower fails to perform any covenant or observe any condition contained in this Note or Borrower's breach of any covenant, term or condition of this Note.

(c) Borrower is subject to or affected by:

(i) the appointment of a receiver, liquidator, or trustee;

(ii) the filing of any voluntary or involuntary petition for bankruptcy or reorganization;

(iii) the inability of any such person to pay his or her debts when due or the admission in writing by any such person that his or her debts cannot be paid when due;

(iv) the dissolution, termination of existence, insolvency or business failure of any such person;

(v) any assignment for the benefit of creditors;

(vi) the making or suffering of a fraudulent transfer under applicable federal or state law;

(vii) the concealment of any of his or her property in fraud of creditors;

(viii) the making or suffering of a preference within the meaning of the federal bankruptcy law.

In an Event of Default by Borrower, the entire principal sum, with accrued interest thereon and all other sums due under this Note, shall at the option of Lender, become immediately due and payable, and at the option of the Lender, the rate of interest provided for under this Note shall, without notice, be increased to an amount ONE PERCENT (1%) PER MONTH over and above the rate of interest set forth in Paragraph 1 of this Note under the section entitled "Interest". Lender shall be entitled to collect all such amounts and to enforce any and all remedies available to it, and Borrower's default shall constitute

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the requisite showing under California Code of Civil Procedure, Section 1281.8, and any similar provision in any other jurisdiction, that any award Lender may receive in accordance with the terms of this Note may be rendered ineffectual without provisional relief.

7. **Conversion Upon Default**. Upon an event of default, and regardless of whether Lender elects to accelerate the Note, the Lender will have the right to convert the Principal Sum and accrued interest under this Note into Shares of the Borrower's Common Stock. Lender's The right to convert shall continue regardless of whether the Borrower remedies or cures any event of default. Lender's election to convert the Principal Sum and accrued interest under this Note into Shares of the Borrower's Common Stock shall not cure any event of default or impair Holder's rights hereunder.

(a) **Conversion Rights and Cashless Transfer**. Lender will have the right at its election to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and nonassessable shares of common stock of Location Based Technologies, Inc. (as such stock exists on the date of issuance of this Note, or any shares of capital stock of Location Based Technologies, Inc. into which such stock is hereafter changed or reclassified, the "Common Stock") as per the Conversion Formula set forth herein. Any such conversion shall be cashless, and shall not require further payment from Lender. Unless otherwise agreed in writing by both the Borrower and Lender, at no time will Lender convert any amount of the Note into common stock that would result in Lender owning more than 4.99% of the common stock outstanding of Location Based Technologies, Inc. Shares from any such conversion will be delivered to Holder (in any name directed by Holder) by 2:30pm EST within 2 (two) business days of conversion notice delivery (see 3.1) by "DW AC/FAST" electronic transfer.

(b) **Conversion Formula**. The number of shares issued through conversion is the conversion amount divided by the conversion price, as illustrated below. Lender and the Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). If no objection is delivered from Borrower to Holder regarding any variable or calculation of the conversion notice within 24 (twenty-four) hours of delivery of the conversion notice, the Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such Notice of Conversion and waive any objection thereto. The Company acknowledges and agrees that, absent a duly delivered objection notice as required above, Lender shall materially rely on the confirmation and ratification of the conversion price and, notwithstanding subsequent information to the contrary that such computation was made in error, such deemed conversion price shall thereafter be the conversion price for purposes of such conversion.

$$\# \text{ Shares} = \frac{\text{Conversion Amount}}{\text{Conversion Price}}$$

(c) **Reservation of Shares**. As of the issuance date of this Note and for the remaining period during which the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon twice the amount of the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing shares to execute and issue the necessary shares of Common Stock upon the conversion of this Note.

(d) **Delivery of Conversion Shares**. Shares from any such conversion will be delivered to Holder by 2:30pm EST within 2 (two) business days of conversion notice delivery (see 3.1) by "DWAC/FAST" electronic transfer (such date, the "Share Delivery Date"). For example, if Lender delivers a conversion notice to Borrower at 5:15 pm eastern time on Monday January 21, Borrower's transfer agent must deliver shares to Lender's broker via "DWAC/FAST" electronic transfer by no later than 2:30 pm eastern time on Wednesday January 23rd. If those shares are not delivered in accordance with this

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time frame stated, or for any other reason at Lender's discretion (including but not limited to a decrease in share price), Lender, at any time prior to selling those shares (in whole or in part), may rescind that particular conversion (in whole or in part) and have the conversion amount (in whole or in part) returned to the note balance with the conversion shares (in whole or in part) returned to the Borrower (under Lender and Borrower's expectation that any returned conversion amounts will tack back to the original date of the note). Borrower will make its best efforts to deliver shares to Lender same day I next day.

Nothing herein shall limit Lender's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

(e) **Conversion Delay Penalties**. Holder may assess, at its election, penalties or liquidated damages (both referred to herein as "penalties") as follows.

(1) For each conversion, Borrower agrees to deliver share issuance instructions to its transfer agent same day or next business day. In the event that the share issuance instructions are not delivered to the Borrower's transfer agent by the next day, a penalty of $2,000 per day will be assessed for each day until share issuance instructions are delivered to the transfer agent ($2,000 per day inclusive of the day of conversion); and such penalty will be added to the principal balance of the Note (under Lender and Borrower's expectation that any penalty amounts will tack back to the original date of the note).

(2) For each conversion, in the event that shares are not delivered by the third business day (inclusive of the day of conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the principal balance of the Note (under Holder and Borrower's expectation that any penalty amounts will tack back to the original date of the note). Borrower will not be subjected to any penalties once its transfer agent processes the shares to the DWAC system.

(f) **Additional Remedies**. If failure to deliver Conversion Shares occurs as follows, Holder may elect to enforce one or more of these remedies at its sole election.

(1) In addition to any other rights available to Lender, if the Borrower fails to cause its transfer agent to transmit to Lender the shares on or before the Share Delivery Date, and if after such date Lender is required by its broker to purchase (in an open market transaction or otherwise), or if the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by Lender of the shares which Lender anticipated receiving upon such conversion (a "Buy-In"), then the Borrower shall (A) pay in cash to Lender the amount, if any, by which (x) Lender's total purchase price (including brokerage commissions and other fees, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (l) the number of Shares that the Borrower was required to deliver to Lender in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of Lender, either (x) reinstate the portion of the Note and equivalent number of shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded), {y) deliver to Lender the number of shares of Common Stock that would have been issued had the Borrower timely complied with its conversion and delivery obligations hereunder, or {z) pay in cash to Lender the amount obtained by multiplying (l) the number of Shares that the Borrower was required to deliver to Lender in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed. The Holder shall provide the Borrower written notice indicating the amounts payable to Lender in respect of the Buy-In and, upon request of the Borrower, evidence of the amount of such loss.

(2) If the Borrower fails for any reason to deliver to Lender the

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Shares by DW AC/FAST electronic transfer (such as by delivering a physical stock certificate) and if Lender incurs a Market Price Loss, then at any time subsequent to incurring the loss Lender may provide the Borrower written notice indicating the amounts payable to Lender in respect of the Market Price Loss and the Borrower must make Lender whole by either of the following options at Holder's election:

Market Price Loss= [(High trade price on the day of conversion) x {Number of shares receivable from the conversion)] - [(Sales price realized by Holder) x (Number of shares receivable from the conversion)].

Option A - Pay Market Price Loss in Cash. The Borrower must pay the Market Price Loss by cash payment, and any such cash payment must be made by the third business day from the time of Lender's written notice to the Borrower.

Option B - Add Market Price Loss to Principal Sum. The Borrower must pay the Market Price Loss by adding the Market Price Loss to the balance of the Principal Sum (under Holder's and the Borrower's expectation that any Market Price Loss amounts will tack back to the original date of issue of this Note).

(3) If the Borrower fails for any reason to deliver to Lender the Shares within 2 {two) business days of the Share Delivery Date and if Lender incurs a Failure to Deliver Loss, then at any time subsequent to incurring the loss the Holder may provide the Borrower written notice indicating the amounts payable to Lender in respect of the Failure to Deliver Loss and the Borrower must make Lender whole as follows:

Failure to Deliver Loss = [(High trade price at any time on or after the day of conversion) x (Number of shares receivable from the conversion)].

Borrower must pay the Failure to Deliver Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder's written notice to the Borrower.

(4) If Borrower takes all required actions to cause its transfer agent to transmit to Lender the shares on or before the Share Delivery Date but the transfer agent fails to deliver shares to Holder on or before the Share Delivery Date for reasons which are beyond Borrowers control, Borrower shall not be liable for additional damages under this Section.

(g) **Rule 144 Tacking**. The Borrower understands and agrees that for purposes of Rule 144, the Rule 144 tacking date for this Note is its original issue date of March 21, 2014, such that it will be fully seasoned for six months for purposes of Rule 144 on approximately March 21, 2014.

8. **Security Agreement, Guaranty Agreement, and Security Agreement on Guaranty**. This Note and any past, present, or future liabilities of Borrower to Lender, regardless of how acquired by Lender, are being secured by Borrower's execution of a Security Agreement and reservation of Borrower's shares of authorized and unissued common stock of at least TWENTY MILLION (20,000,000) shares as set forth in Paragraph 8.

This Note and any past, present, or future liabilities of Borrower to Lender are being guaranteed by Joseph Scalisi in accordance with a Guaranty Agreement and Security Agreement executed by him this date.

To secure the payment of this Note regardless of how acquired by Lender, Borrower grants to Lender a first priority security interest in and lien upon all of the following property of Borrower, whether now owned or hereafter acquired by Borrower, whether now existing or hereafter arising, whether fixed or contingent, and wherever located, and all supporting obligations relating to said property, and all proceeds thereof (collectively, "Collateral"):

(a) all goods of Borrower, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by Borrower or in which Borrower may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof,

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and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

(b) all inventory of Borrower, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Borrower's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

(c) all contract rights and general intangibles of Borrower, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, source codes, object codes, and deposit accounts whether now owned or hereafter created;

(d) all documents, warehouse receipts, instruments and chattel paper of Borrower whether now owned or hereafter created;

(e) all accounts and other receivables, instruments or other forms of obligations and rights to payment of Borrower (herein collectively referred to as "Accounts"), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by Borrower's customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which Borrower may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which Borrower represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by Borrower in the ordinary course of business;

(f) to the extent assignable, all of Borrower's rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities;

(g) accounts, accounts receivable, chattel paper, deposit accounts, commercial tort claims, documents, equipment, fixtures, general intangibles; and

(h) all products, proceeds (including, without limitation, insurance proceeds), and rights of Borrower to receive payments in respect of and from such interests and related rights, goods, instruments, inventory, investment property, rents, letters of credit, letter-of-credit rights, payment intangibles, money, and all books and records pertaining to the foregoing property and related rights from the above-described property.

Borrower shall execute and deliver to Lender, and to any and all third parties as Lender shall require, all such notices, additional security agreements, assignments, pledge agreements, and amendments thereof, as and when Lender shall require in order to perfect and maintain Lender's rights and security interests under this Note. Borrower hereby irrevocably appoints Lender as the attorney in fact for Borrower, with power of substitution which may be exercised by Lender in its discretion, to execute and deliver any and all such notices, additional security agreements, assignments, pledge agreements, and amendments, if and only if there is an Event of Default. Said power of attorney is deemed coupled with an interest and irrevocable. Lender shall have all of the rights and shall be entitled to exercise and enforce all remedies and powers of a secured party as provided in the California Uniform Commercial Code ("CUCC") and as otherwise provided by law. The security interest herein granted shall be in addition to any and all other security interests previously or hereafter granted by Borrower to Lender, and is and shall remain perfected, in part, by one or more existing financing statements of record in favor of Lender. Each term used in this Note to describe the Collateral, if defined in the CUCC, shall have the meaning assigned to such term under the CUCC as the same is amended from time to time.

9. **Disposition of Collateral on Default**. Any collateral given to the Lender at any time will be deemed security for the payment of this Note and any other liabilities of

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the Borrower to the Lender. In case of default in payment of this Note or any other notes of the Borrower, whether as maker, co-maker, surety, guarantor, or endorser, held by the Lender, or in case the collateral declines in value or otherwise becomes unsatisfactory to the Lender, the Lender is authorized to dispose of all or any part of the collateral security property at public or private sale, without advertisement, or notice to the Borrower, which rights are expressly waived. At such a sale, the Lender may purchase any or all of the property free of any claim or right of redemption of the Borrower, which rights are expressly waived except as provided by law. Neither the sale of the collateral nor the application of its proceeds will prejudice any other rights of the Lender against the Borrower.

10. **Lender, Borrower, Use of Loan Proceeds, Successors and Assigns**. Lender is a licensed California Finance Lender.

Borrower warrants and represents that the funds being loaned in accordance with the terms of this Note are being used exclusively for commercial purposes and none of the funds being loaned in accordance with the terms of this Note are being used for personal, family, or household purposes.

Subject to the prohibition against Borrower's assignment herein, this Note and all the covenants and agreements contained herein shall inure to the benefit of Lender and bind Borrower and all of their respective successors, estates, heirs, personal representatives and assigns. Without limiting the generality of the foregoing, Lender may assign or grant participation in any of Lender's rights under this Note in whole or in part to any person, without notice and without affecting Borrower's liability hereunder.

11. **Arbitration**. Any dispute, claim or controversy of any kind, whether in contract or in tort, legal or equitable, now existing or hereafter arising, relating to or in any way arising out of this Note or any related agreements, or any past, present, or future loans, services, agreements, relationships, incidents or injuries of any kind whatsoever relating to or involving Borrower, and anyone who signs, guarantees or endorses this Note and Lender, shall be resolved by binding arbitration before ADR Services, Inc. (hereinafter "ADR") in accordance with its Commercial Arbitration Rules. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any party who fails to submit to binding arbitration following a lawful demand to do so shall bear all costs and expenses incurred by the demanding party in compelling arbitration of the dispute. To the maximum extent practicable, ADR, the arbitrator(s), and the parties shall act to assure that any arbitration proceeding shall be concluded within 180 days of the filing of the dispute with ADR. The hearing on the matter to be arbitrated shall take place in Los Angeles, California. The prevailing party shall recover the costs of the arbitration, including, but not limited to, filing, administrative, and arbitrator(s) fees.

12. **Costs of Collection**. Borrower promises to pay all costs, expenses and attorneys' fees incurred by Lender in the exercise of any remedy (with or without litigation), in any proceeding for the collection of this Note, or in any litigation or controversy arising from or connected with this Note. Such proceedings shall include, without limitation, any probate, bankruptcy, receivership, injunction, arbitration, mediation or other proceeding, or any appeal from or petition for review of any of the foregoing, in which Lender appears to enforce this Note. Borrower shall also pay all of Lender's costs and attorneys' fees incurred in connection with any demand, workout, settlement, compromise or other activity in which Lender engages to collect any portion of this Note not paid when due or as a result of any default of Borrower.

13. **Waivers**. Borrower and all sureties, guarantors, and endorsers of this Note hereby waive notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor, notice of non-payment, demand, presentment for payment, protest, any notices in connection with the delivery, presentment, acceptance, performance, default,

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or enforcement of this Note, diligence in collecting and the filing of suit for the purpose of fixing liability and any and all other notices and demands whatsoever, and consent to any extensions or postponements of time or other indulgence, including time for payment, renewals, releases of liens, waivers, or modifications that may be made by Payee to any party to this Note.

No extension of time for payment of any amount owing on this Note will affect the liability of Borrower or any surety, guarantor, or endorser of this Note. No delay by the Lender or holder in exercising any right under this Note will operate as a waiver of that right; nor will any single or partial exercise of any right preclude other or further exercise of the right, or the exercise of any other right under this Note or otherwise as permitted by law.

No covenant, condition, right or remedy in this Note may be waived or modified orally, by course of conduct or previous acceptance or otherwise unless such waiver or modification is specifically agreed to in a writing executed by Lender. Any waiver or modification will be valid only to the extent set forth in the writing. Without limiting the foregoing, no previous waiver and no failure or delay by Lender in acting pursuant to the terms of this Note shall constitute a waiver of any breach, default or failure of a condition under this Note or any obligations contained therein. Borrower further waives exhaustion of legal remedies and the right to plead any and all statutes of limitation as a defense to any demand on this Note, or to any agreement to pay the same.

14. **Governing Law**. This Note shall be governed by and construed in accordance with the laws of the State of California. Los Angeles County, California shall be proper place of venue for suit hereon. Subject to Paragraph 11, the Borrower and any and all co-makers, endorsers, guarantors and sureties irrevocably agree that any legal proceeding in respect of this Note shall be brought in the Central District of the Superior Court of Los Angeles County or if applicable the United States District Court for the Central District of California.

15. **Records of Payments**. The records of the Lender shall, absent manifest error, be binding and conclusive evidence of the amounts owing on this Note. The failure of Lender to record any payment or expenses shall not limit or otherwise affect the obligations of Borrower under this Note.

16. **Partial Invalidity**. If any section or provision of this Note is declared invalid or unenforceable by a court of competent jurisdiction, such section or provision shall be enforceable to the fullest extent permitted by law, and such a determination shall not affect the validity or enforceability of the remaining terms hereof; by way of example and not limitation, if any fee exceeds the maximum such fee permitted by law, such fee shall be reduced so as to equal the maximum permitted by law, or if any time period is shorter than required by law, such time period shall be deemed increased to the minimum time period permitted by law. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

17. **Full Power and Authority**. Borrower has determined that it is advisable and in its best interests to enter into this Note and executes the same with following the resolution, adoption, consent, and authorization of its Board of Directors. Borrower and each individual executing this Note on behalf of any Borrower have the full power and authority to execute and deliver this Note, and this Note constitutes the valid and binding obligation of Borrower and is enforceable in accordance with its terms.

18. **Captions/Terms**. The various captions and headings contained in this Note are for reference only and shall not be considered or referred to in resolving questions of

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interpretation of this Note. No provision in this Note is to be interpreted for or against any party because that party or that party's legal representative drafted such provision, it being recognized that all parties have contributed substantially and materially to the preparation of this Note. As used in this Note, the term "including" means "including but not limited to" unless otherwise specified; the word "or" means "and/or," the word "person" means and refers to any individual, corporation, trust, estate, partnership, joint venture, government or governmental authority or other entity and the word "affiliate" means and refers to any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another entity. All pronouns and any variations thereof, shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person, persons, entity or entities may require. Whenever in this Note locative adverbs such as "herein" and "hereunder" are used, the same shall be made in reference to this Note in its entirety and not any specific article, section, subsection, subpart, paragraph or subparagraph.

19. **Entire Agreement**. This Note and the Security Agreement executed in connection herewith, embody the entire agreement and understanding between Lender and Borrower with respect to this Note and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees that there are no oral agreements between the Borrower and the Lender which have not been incorporated in this Note. No waiver, modification, change, or amendment to any provision of these documents shall be effective unless specifically made in writing and signed by Lender and Borrower.

Borrower

LOCATION BASED TECHNOLOGIES, INC.,
a Nevada corporation

By ______________________
Joseph Scalisi
Its Director

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ACKNOWLEDGMENT

State of California }
} ss
County of Los Angeles }

On March 21, 2014, before me, Yaas Crystal Hejazi, Notary Public, personally appeared JOSEPH SCALISI, who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/the~~y executed the same in his/~~her/the~~ir authorized capacity~~(ies)~~, and that by his/~~her/the~~ir signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

YAAS CRYSTAL HEJAZI
Commission # 2008921
Notary Public - California
Los Angeles County
My Comm. Expires Feb 28, 2017

Signature [signature] (Seal)

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